Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 102 to the Registration Statement on Form N-1A of Fidelity School Street Trust: Fidelity Intermediate Municipal Income Fund of our report dated February 15, 2017; Fidelity Advisor Multi-Asset Income Fund and Fidelity Strategic Income Fund of our reports dated February 21, 2017; and Fidelity Global Bond Fund and Fidelity International Bond Fund of our reports dated February 22, 2017, relating to the financial statements and financial highlights included in the December 31, 2016 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts February 24, 2017